Exhibit 4.6

FIFTH SUPPLEMENTAL INDENTURE

Fifth Supplemental Indenture (this “Fifth Supplemental Indenture”), dated as of July 15, 2019, among WeWork Companies LLC, a Delaware limited liability company (the “Successor Company”), as successor to WeWork Companies Inc., a Delaware corporation (the “Company”), WeWork CO Inc., a Delaware corporation (the “Co-Obligor”), the guarantors listed on the signature pages hereto (the “Existing Guarantors”), The We Company, a Delaware corporation (the “New Guarantor”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and each of the Existing Guarantors has heretofore executed and delivered to the Trustee an indenture, dated as of April 30, 2018 (as amended, supplemented, waived or otherwise modified through the date hereto, the “Indenture”), providing for the issuance of 7.875% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Company and certain of its direct and indirect subsidiaries consummated a series of related transactions on the date hereof, including the formation of the Successor Company, pursuant to which the separate existence of the Company ceased by merger and the Successor Company ultimately acquired substantially all of the properties and assets of the Company (such transactions consummated on the date hereof, collectively, the “Reorganization Transaction”);

WHEREAS, in order to comply with Section 5.01(a) of the Indenture, (i) Successor Company desires to expressly assume all of the obligations of the Company under the Notes and the Indenture, (ii) the Co-Obligor desires to become a co-obligor with respect to the Notes and (iii) each Existing Guarantor desires to confirm that its Note Guarantee shall apply to Successor Company’s obligations under the Notes and the Indenture on the terms set forth herein and under the Indenture, in each case effective upon the consummation of the Reorganization Transaction;

WHEREAS, the New Guarantor desires to Guarantee, effective upon the consummation of the Reorganization Transaction, all of Successor Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Successor Company, the Co-Obligor and the New Guarantor are authorized to execute and deliver this Fifth Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder, to comply with Article 5 thereto, to add a guarantors with respect to the Notes and to, among other things, make any change that does not adversely affect the legal rights under the Indenture, the Notes or the Note Guarantees of any Holder in any material respect; and

WHEREAS, this Fifth Supplemental Indenture is being entered into pursuant to, and in accordance with, Sections 5.01(a), 9.01(a)(2) and 9.01(a)(5) of the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	Assumption and Substitution.

2.1.

Assumption. Pursuant to, and in compliance and in accordance with, Section 5.01(a) of the Indenture, the Successor Company hereby expressly assumes, effective upon the consummation of the Reorganization Transaction, all of the obligations of the Company under the Indenture and the Notes. Any and all references in the Indenture to “Company” shall be deemed to refer to the Successor Company.

3.	Co-Obligor.

3.1.	Co-Obligor. Co-Obligor hereby expressly agrees to become a co-obligor of the Notes, liable for the due and punctual payment of the principal of, and interest on, all of the Notes.

3.2.

Joint and Several Liability. Co-Obligor and the Successor Company, as co-obligors, shall be unconditionally jointly and severally liable for the due and punctual payment of the principal of, and interest on, all of the Notes.

3.3.

No Release of the Successor Company. Notwithstanding the agreement of Co-Obligor to become liable for the due and punctual payment of the principal of, and interest on, all of the Notes issued under and subject to the Indenture, the Successor Company remains fully liable for all of its obligations under the Indenture and the Notes and has not been released from any liabilities or obligations thereunder.

3.4.

No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Co-Obligor, as such, shall have any liability for any obligations of the Successor Company, Co-Obligor or any Existing Guarantor (other than the Successor Company and the Co-Obligor in respect of the Notes and each Existing Guarantor in respect of its Note Guarantee) under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4.

Existing Note Guarantee Confirmation. Each Existing Guarantor hereby confirms that such Guarantor’s Note Guarantee pursuant to Article 10 of the Indenture shall, effective upon the consummation of the Reorganization Transaction, apply to the Successor Company’s obligations under the Indenture and the Notes.

5.

New Guarantor. New Guarantor hereby agrees to be a Guarantor (as such terms in defined in the Indenture) under the Indenture and to be bound by the terms of the Indenture applicable to the Guarantors, including Article 10 thereof (such Note Guarantee, the “New Guarantee”). The New Guarantee shall be automatically and unconditionally released and discharged, and no further action by the New Guarantor, the Company, the Holders or the Trustee shall be required for the release of the New Guarantee, upon (i) the occurrence of any of the events set forth in Section 10.06(a) of the Indenture or (ii) the delivery by the Company of an Officer’s Certificate to the Trustee stating that the Company elects to terminate the New Guarantee. At the request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the New Guarantee.

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6.	Miscellaneous.

6.1.	Governing Law. THIS FIFTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.2.

Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6.3.	Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.4.

Headings. The headings of the Sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fifth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

6.5.

The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written.

[Signature Block to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written.

WEWORK COMPANIES LLC

By:	/s/ Jennifer C. Berrent
Name: Jennifer C. Berrent
Title: Chief Operating Officer, Chief Legal Officer and Secretary

THE WE COMPANY

By:	/s/ Jennifer C. Berrent
Name: Jennifer C. Berrent
Title: Chief Operating Officer, Chief Legal Officer and Secretary

WEWORK CO INC.

By:	/s/ Jennifer C. Berrent
Name: Jennifer C. Berrent
Title: Chief Operating Officer, Chief Legal Officer and Secretary

[Signature Page to Fifth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alexander Pabon
Name: Alexander Pabon
Title: Assistant Vice President

[Signature Page to Fifth Supplemental Indenture]

We Work 154 Grand LLC

We Think Consultants LLC

We Work Retail LLC

WeWork Little West 12th LLC

We Work 349 5th Ave LLC

We Work Management LLC

We Link Networks LLC

WW BuildCo LLC

WeWork 156 2nd LLC

WeWork LA LLC

WeWork 1.75 Varick LLC

WeWork Holdings LLC

WeWork 261 Madison LLC

WeWork 25 Taylor LLC

WeWork 54 West 40th LLC

WW 222 Broadway LLC

WW 25 Broadway LLC

WW 51 Melcher LLC

WW 745 Atlantic LLC

210 N Green Partner LLC

WW 210 N Green LLC

WW 641 S Street LLC

WW 718 7th Street LLC

210 N Green Promoter LLC

WW 500 Yale LLC

WW Brooklyn Navy Yard LLC

WW 115 W 18th Street, LLC

WW 379 W Broadway LLC

WW 401 Park Avenue South LLC

WW 79 Madison LLC

WW 240 Bedford LLC

WW 1875 Connecticut LLC

WW 2221 South Clark LLC

WW 110 Wall LLC

WW 5 W 125th Street LLC

WW 81 Prospect LLC

WW 2015 Shattuck LLC

WW 205 E 42nd Street Tenant LLC

WW 120 E 23rd Street LLC

WeWork Companies Partner LLC

WW 111 West Illinois LLC

WW 535 Mission LLC

WW 350 Lincoln LLC

WW 11 John LLC

450 Lexington Tenant LLC

WW 107 Spring Street LLC

WW 811 West 7th Street LLC

WW 520 Broadway LLC

WeWork Commons LLC

WW 85 Broad LLC

WW 220 NW Eighth Avenue LLC

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WW 1328 Florida Avenue LLC

WW 1161 Mission LLC

WW 5782 Jefferson LLC

WW 312 Arizona LLC

20 W Kinzie Tenant LLC

333 West San Carlos Tenant LLC

Grove Street Tenant LLC

332 S Michigan Tenant LLC

WW 995 Market LLC

315 W 36th Street Tenant LLC

WW 1010 Hancock LLC

WeWork Magazine LLC

1460 Broadway Tenant LLC

WW 1 Journal Square LLC

77 Sands Tenant LLC

WW 1601 Fifth Avenue LLC

WW 555 West 5th Street LLC

WW 1550 Wewatta Street LLC

429 Lenox Ave Tenant LLC

117 NE 1st Ave Tenant LLC

2420 17th Street Tenant LLC

35-37 36th Street Tenant LLC

600 H Apollo Tenant LLC

255 Butler Tenant LLC

WW 600 Congress LLC

404 Fifth Avenue Tenant LLC

3300 N Interstate Tenant LLC

428 Broadway Tenant LLC

WeWork Real Estate LLC

WeWork Services LLC

1875 K Street NW Tenant LLC

33 Irving Tenant LLC

88 U Place Tenant LLC

3365 Piedmont Road Tenant LLC

44 Brattle Tenant LLC

WW Enlightened Hospitality Investor LLC

One Gotham Center Tenant LLC

300 Park Avenue Tenant LLC

WW VendorCo LLC

524 Broadway Tenant LLC

1430 Walnut Street Tenant LLC

109 S 5th Street Tenant LLC

100 S State Street Tenant LLC

142 W 57th Street Tenant LLC

925 N La Brea Ave Tenant LLC

177 E Colorado Blvd Tenant LLC

110 Wall Manager LLC

12655 Jefferson Blvd Tenant LLC

125 S Clark Street Tenant LLC

8 W 28th Street Tenant LLC

195 Montague Street Tenant LLC

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75 E Santa Clara Street Tenant LLC

200 Spectrum Center Drive Tenant LLC

1123 S Congress Tenant LLC

31 St James Ave Tenant LLC

2-4 Herald Square Tenant LLC

501 Eastlake Tenant LLC

655 15th Street NW Tenant LLC

154 W 14th Street Tenant LLC

1448 NW Market Street Tenant LLC

70 N 2nd Street Tenant LLC

135 E 57th Street Tenant LLC

600 California Street Tenant LLC

400 Lincoln Square Tenant LLC

84 Bogart Tenant LLC

700 K Street NW Tenant LLC

2 Embarcadero Center Tenant LLC

540 Fulton Street Tenant LLC

1601 Market Street Tenant LLC

1449 Woodward Avenue Tenant LLC

1775 Tysons Boulevard Tenant LLC

78 SW 7th Street Tenant LLC

100 Mathilda Place Tenant LLC

315 Deaderick Street Tenant LLC

625 Massachusetts Tenant LLC

650 Massachusetts Avenue NW Tenant LLC

222 North Sepulveda Tenant LLC

1372 Peachtree Street NE Tenant LLC

1001 Woodward Ave Tenant LLC

8300 Douglas Ave Tenant LLC

Welkio LLC

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1900 Market Street Tenant LLC

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1920 McKinney Ave Tenant LLC

The Hub Tenant LLC

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128 South Tryon Street Tenant LLC

2150 Webster Street Tenant LLC

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121 S 8th Street Tenant LLC

100 Broadway Tenant LLC

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53 W 23rd Street Tenant LLC

600 B Street Tenant LLC

1828 Walnut St Tenant LLC

12 Wyandotte Plaza Tenant LLC

Plaza Steppes Tenant LLC

223 S West St Tenant LLC

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309 E Paces Ferry Tenant LLC

1240 Rosecrans Tenant LLC

1450 Broadway Tenant LLC

3900 W Alameda Ave Tenant LLC

150 4th Ave N Tenant LLC

708 Main St Tenant LLC

180 Townsend Street Tenant LLC

100 S Mill Ave Tenant LLC

1525 11th Ave Tenant LLC

Wildgoose II LLC

Wildgoose I LLC

TX LQ Holdings LLC

1900 15th Street Tenant LLC

7761 Greenhouse Rd Tenant LLC

311 W 43rd Street Tenant LLC

2100 Travis Street Tenant LLC

80 M Street SE Tenant LLC

Legacy Tenant LLC

1800 Wazee St. Tenant LLC

700 SW 5th Tenant LLC

615 S. Tenant LLC

1 Glenwood Ave Tenant LLC

7 West 18th Street Tenant LLC

200 Portland Tenant LLC

26 Journal Square Plaza Tenant LLC

255 S King St Tenant LLC

700 8th Ave S Tenant LLC

901 Woodland St Tenant LLC

201 Spear St Tenant LLC

655 Montgomery St Tenant LLC

12130 Millennium Drive Tenant LLC

2222 Ponce De Leon Blvd Tenant LLC

225 South 6th St Tenant LLC

53 Beach Street Tenant LLC

429 Forbes Avenue Tenant LLC

830 NE Holladay Street Tenant LLC

575 5th Avenue Tenant LLC

900 N 34th Street Tenant LLC

130 W 42nd Street Tenant LLC

8 W 40th Street Tenant LLC

11 Park PI Tenant LLC

51 Sleeper Street Tenant LLC

650 California Street Tenant LLC

27-01 Queens Plaza North Tenant LLC

530-536 Broadway Tenant LLC

WW Onsite Services LLC

WeWork’s Party to the Upper-Tier GP LLC

WeWork Wellness LLC

205 Hudson Street Tenant LLC

801 B. Springs Road Tenant LLC

505 Madison Street Tenant LLC

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1440 N Dayton Street Tenant LLC

1601 Vine Street Tenant LLC

575 Market Street Tenant LLC

2700 Post Oak Blvd. Tenant LLC

75 Somerset Street Tenant LLC

8000 Avalon Tenant LLC

333 East 22nd Street Tenant LLC

148 Lafayette Street Tenant LLC

11 W 19th Street Tenant LLC

1535 Broadway Tenant LLC

500 W Madison Street Tenant LLC

1406 Wills Street Tenant LLC

18 West 18th Street Tenant LLC

WW Onsite Services EXP LLC

WW Onsite Services BOA LLC

920 5th Ave Tenant LLC

1111 Broadway Tenant LLC

1099 Stewart Street Tenant LLC

1 Beacon Street Tenant LLC

560 Mission Street Tenant LLC

8687 Melrose Avenue Tenant LLC

115 Broadway Tenant LLC

Mailroom Bar at 110 Wall LLC

44 Montgomery Street Tenant LLC

2550 Pacific Avenue Tenant LLC

1330 Lagoon Avenue Tenant LLC

FieldLens LLC

925 4th Avenue Tenant LLC

135 Madison Ave Tenant LLC

8910 University Center Lane Tenant LLC

221 6th Street Tenant LLC

5049 Edwards Ranch Tenant LLC

415 Mission Street Tenant LLC

408 Broadway Tenant LLC

920 SW 6th Avenue Tenant LLC

1144 15th Street Tenant LLC

101 Huntington Tenant LLC

424 W 33rd Street Tenant LLC

100 1st Street Tenant LLC

1411 4th Avenue Tenant LLC

500 7th Avenue Tenant LLC

2120 Berkeley Way Tenant LLC

412 West 15th Street Tenant LLC

1250 Broadway Tenant LLC

901 Battery Street Tenant LLC

300 Throckmorton Street Tenant LLC

40 Water Street Tenant LLC

222 S Riverside Plaza Tenant LLC

5005 Lyndon B Johnson Fwy Tenant LLC

1121 NE 45th Street Tenant LLC

695 Town Center Drive Tenant LLC

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Flatiron School LLC

413 West 14th Street Tenant LLC

391 San Antonio Road Tenant LLC

400 California Street Tenant LLC

3280 Peachtree Road NE Tenant LLC

45 Fremont Street Tenant LLC

156 West 56th Street Tenant LLC

220 5th Avenue Tenant LLC

750 Lexington Avenue Tenant LLC

500 Boylston Street Tenant LLC

1801 East 6th Street Tenant LLC

3200 Park Center Drive Tenant LLC

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33 Arch Street Tenant LLC

603 West 50th Street Tenant LLC

693 5th Avenue Tenant LLC

1201 3rd Avenue Tenant LLC

2350 N Lincoln Avenue Tenant LLC

218 West 40th Street Tenant LLC

1200 17th Street Tenant LLC

11 Pennsylvania Plaza Tenant LLC

210 N Carpenter Street Tenant LLC

125 West 25th Street Tenant LLC

3535 Market Street Tenant LLC

401 San Antonio Road Tenant LLC

1919 Shattuck Avenue Tenant LLC

777 6th Street NW Tenant LLC

135 W 50th Street Tenant LLC

1776 Peachtree St NE Tenant LLC

134 Parkplace Center Tenant LLC

1600 7th Avenue Tenant LLC

1111 Metropolitan Avenue Tenant LLC

WW Onsite Services SUM LLC

WW Onsite Services SFI LLC

WW Onsite Services AAG LLC

225 West Santa Clara Street Tenant LLC

214 West 29th Street Tenant LLC

1221 South Congress Avenue Tenant LLC

South Tryon Street Tenant LLC

300 1st Avenue North Tenant LLC

261 11th Avenue Tenant LLC

315 Hudson Street Tenant LLC

750 Town and Country Boulevard Tenant LLC

2950 South Delaware Street Tenant LLC

501 Boylston Street Tenant LLC

500 11th Ave North Tenant LLC

18691 Jamboree Road Tenant LLC

7300 Dallas Parkway Tenant LLC

Bird Investco LLC

WeWork Interco LLC

WeGrow NYC, LLC

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12 South First Street JV WW Member LLC

12 South First Street JV LLC

12 South First Street Owner LLC

353 Sacramento Street Tenant LLC

CA LQ Holdings LLC

800 Bellevue Way Tenant LLC

10000 Washington Boulevard Tenant LLC

415 Broadway Tenant LLC

Powered By We LLC

130 5th Avenue Tenant LLC

WeWork Access Labs LLC

455 Market Street Tenant LLC

1 Belvedere Drive Tenant LLC

1730 Minor Avenue Tenant LLC

400 Concar Drive Tenant LLC

110 Corcoran Street Tenant LLC

756 W Peachtree Tenant LLC

25 Park Row Tenant LLC

71 5th Avenue Tenant LLC

1825 South Grant Street Tenant LLC

254 Park Avenue Tenant LLC

125 E 86th Street Tenant LLC

2148 Broadway Tenant LLC

77 Sleeper Street Tenant LLC

821 17th Street Tenant LLC

830 Brickell Plaza Tenant LLC

Conductor LLC

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25 Colony Road LLC

902 Broadway Tenant LLC

Kape LLC

1201 Wills Street Tenant LLC

9200 Timpanogos Highway Tenant LLC

115 East 23rd Street Tenant LLC

1700 Lincoln Street Tenant LLC

10885 NE 4th Street Tenant LLC

330 North Wabash Tenant LLC

38 West 21st Street Tenant LLC

15 West 27th Street Tenant LLC

880 3rd Ave Tenant LLC

515 N State Street Tenant LLC

460 Park Ave South Tenant LLC

575 7th Street NW Tenant LLC

490 Broadway Tenant LLC

21 Penn Plaza Tenant LLC

149 5th Avenue Tenant LLC

WeWork Leaseco I LLC

1 Milk Street Tenant LLC

8687 Melrose Green Tenant LLC

231 11th Ave Tenant LLC

483 Broadway Tenant LLC

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1201 Wilson Blvd Tenant LLC

WeWork Construction LLC

433 Hamilton Avenue Tenant LLC

MissionU PBC

935 Broadway Tenant LLC

420 Commerce Street Tenant LLC

505 Main Street Tenant LLC

1515 Wynkoop Street Tenant LLC

609 Greenwich Street Tenant LLC

11700 Alterra Parkway Tenant LLC

2201 Broadway Tenant LLC

261 Hamilton Ave Tenant LLC

57 E 11th Street Tenant LLC

50 W 28th Street Tenant LLC

1 Post Street Tenant LLC

3003 Woodbridge Ave Tenant LLC

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300 SW 1st Ave Tenant LLC

55 Green Street Tenant LLC

1900 Powell Street Tenant LLC

225 W 39th Street Tenant LLC

130 Madison Avenue Tenant LLC

220 W 19th Street Tenant LLC

149 Madison Avenue Tenant LLC

145 W 45th Street Tenant LLC

72 Spring Street Tenant LLC

1117 Church Street Tenant LLC

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315 East Houston Tenant LLC

606 Broadway Tenant LLC

609 5th Avenue Tenant LLC

1615 Platte Street Tenant LLC

67 Irving Place Tenant LLC

167 N Green Street Tenant LLC

100 Avenue of Americas Tenant LLC

511 W 25th Street Tenant LLC

152 3rd Street Tenant LLC

316 West 12th Street Tenant LLC

1111 West 6th Street Tenant LLC

410 North Scottsdale Road Tenant LLC

1701 Rhode Island Avenue Northwest Tenant LLC

We Rise Shell LLC

3000 Olym Boulevard Tenant LLC

WeWork Brokerage Services LLC

185 Madison Avenue Tenant LLC

620 National Avenue Tenant LLC

800 Market Street Tenant LLC

1155 Coleman Avenue Tenant LLC

2425 East Camelback Road Tenant LLC

2350 West El Camino Real Tenant LLC

1400 Lavaca Street Tenant LLC

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3090 Olive Street Tenant LLC

599 Broadway Tenant LLC

10845 Griffith Peak Drive Tenant LLC

711 Atlantic Avenue Tenant LLC

29 West 30th Street Tenant LLC

3600 Brighton Boulevard Tenant LLC

2416 East 6th Street Tenant LLC

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820 18th Ave South Tenant LLC

40 West 25th Street Tenant LLC

546 5th Avenue Tenant LLC

300 Morris Street Tenant LLC

7 Southeast Stark Street Tenant LLC

2211 Michelson Drive Tenant LLC

50-60 Francisco Street Tenant LLC

1115 Broadway Q LLC

250 Broadway Tenant LLC

575 Lexington Avenue Tenant LLC

75 Rock Plz Tenant LLC

2010 South Lamar Boulevard Tenant LLC

222 Kearny Street Tenant LLC

515 Folsom Street Tenant LLC

255 Giralda Avenue Tenant LLC

731 Sansome Street Tenant LLC

101 East Washington Street Tenant LLC

205 North Detroit Street Tenant LLC

1701 14th Street Northwest Tenant LLC

1200 Franklin Avenue Tenant LLC

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750 White Plains Road Tenant LLC

504 Garden State Plaza Tenant LLC

180 North Gulph Road Tenant LLC

609 North Avenue Tenant LLC

1320 Burlington Mall Road Tenant LLC

7950 Tyson’s Corner Center Tenant LLC

158 Walt Whitman Road Tenant LLC

1245 Worcester Road Tenant LLC

#4 Woodfield Mall Tenant LLC

1156 6th Avenue Tenant LLC

WeWork Space Services LLC

1440 Broadway Tenant LLC

4008 Westheimer Road Tenant LLC

90 South 400 West Tenant LLC

460 West 50 North Tenant LLC

1.0 East 38th Street Tenant LLC

48 Wall Street Tenant LLC

200 East Las Olas Boulevard Tenant LLC

729 Washington Ave Tenant LLC

5 Columbus Circle Tenant LLC

32 Exch PlaceTenant LLC

1725 Hughes Landing Boulevard Tenant LLC

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5215 North O’Connor Boulevard Tenant LLC

755 Sansome Street Tenant LLC

28 2nd Street Tenant LLC

1410 Broadway Tenant LLC

180 Sansome Street Tenant LLC

30 Wall Street Tenant LLC

Five Hundred Fifth Avenue HQ LLC

2401 Elliott Avenue Tenant LLC

1407 Broadway Tenant LLC

632 Broadway Tenant LLC

515 North Flagler Drive Tenant LLC

725 Ponce De Leon Ave NE Tenant LLC

488 North LaSalle Street Tenant LLC

Designation Labs LLC

11 East 44th Street HQ LLC

200 South Orange Avenue Tenant LLC

3101 Park Boulevard Tenant LLC

33 East 33rd Street Tenant LLC

525 Broadway Tenant LLC

120 West Trinity Place Tenant LLC

400 Spectrum Center Drive Tenant LLC

660 J Street Tenant LLC

881 Peachtree Street Northeast Tenant LLC

1111 Brickell Avenue Tenant LLC

592 5th Avenue HQ LLC

340 Bryant Street HQ LLC

1 Willoughby Street Tenant LLC

1540 Broadway Tenant LLC

160 Varick Street Tenant LLC

35 East 21st Street HQ LLC

808 J Street Tenant LLC

1560 Broadway Tenant LLC

915 Southwest Stark Street Tenant LLC

180 Geary Street HQ LLC

433 West Van Buren Street Tenant LLC

700 Nicollet Mall Tenant LLC

3001 Bishop Drive Tenant LLC

111 River Street Tenant LLC

217 Broadway HQ LLC

44 Wall Street HQ LLC

25 West 45th Street HQ LLC

700 South Rosemary Avenue Tenant LLC

1031 South Broadway Tenant LLC

WeWork Thailand Holdings LLC

360 NW 27th Street Tenant LLC

405 Mateo Street Tenant LLC

501 East Kennedy Boulevard Tenant LLC

WeWork Asset Management LLC

12 East 33rd Street HQ LLC

1455 Market Street Tenant LLC

1910 North Ola Avenue Tenant LLC

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5960 Berkshire Lane Tenant LLC

3120 139th Avenue Southeast Tenant LLC

660 North Capitol St NW Tenant LLC

1155 Perimeter Center West Tenant LLC

200 Connell Drive Tenant LLC

2 Belvedere Drive Tenant LLC

22 Cortlandt Street HQ LLC

1881 Broadway HQ LLC

Parkmerced Partner LLC

2600 El Camino Real Tenant LLC

419 Park Avenue South Tenant LLC

345 4th Street Tenant LLC

5161 Lankershim Boulevard Tenant LLC

The We Company LLC

6543 South Las Vegas Boulevard Tenant LLC

45 West 18th Street Tenant LLC

Project Standby I LLC

2901 West Alameda Avenue Tenant LLC

101 North 1st Avenue Tenant LLC

16220 North Scottsdale Road Tenant LLC

3161 Olsen Drive Tenant LLC

166 Geary Street HQ LLC

550 7th Avenue HQ LLC

49 West 27th Street HQ LLC

8305 Sunset Boulevard HQ LLC

28 West 44th Street HQ LLC

200 Massachusetts Ave NW Tenant LLC

414 West 14th Street HQ LLC

2323 Delgany Street Tenant LLC

3725 West Grace Street Tenant LLC

199 Water Street Tenant LLC

340 Pine Street HQ LLC

WWCO Architecture Holdings LLC

1333 New Hampshire Avenue Northwest Tenant LLC

3219 Knox Street Tenant LLC

9830 Wilshire Boulevard Tenant LLC

Waller Creek Owner LLC

Waller Creek JV LLC

WW Caesar Holdings LLC

WW Caesar Member LLC

50 West San Fernando Street Tenant LLC

1557 West Innovation Way Tenant LLC

1389 Peachtree Street Northwest Tenant LLC

101 Marietta Street NorthWest Tenant LLC

1 Lincoln Street Tenant LLC

2600 Executive Parkway Tenant LLC

1660 Lincoln Street Tenant LLC

1547 9th Street HQ LLC

437 Madison Avenue Tenant LLC

550 Kearny Street HQ LLC

1201 Pennsylvania Ave NW Tenant LLC

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1 Union Square West HQ LLC

19 West 20th Street HQ LLC

200 South Biscayne Blvd Tenant LLC

1 McInnis Parkway Tenant LLC

400 Capitol Mall Tenant LLC

1375 Sunflower Ave Tenant LLC

430 Park Avenue Tenant LLC

1003 East 4th Place Tenant LLC

110 110th Avenue Northeast Tenant LLC

1100 15th Street NW Tenant LLC

120 Broadway Tenant LLC

2221 Park Place Tenant LLC

7272 Wisconsin Avenue Tenant LLC

255 California Street HQ LLC

10 East 40th Street HQ LLC

135 North Pennsylvania Street Tenant LLC

21255 Burbank Boulevard Tenant LLC

WW Project Swift Member LLC

WW Project Swift Development LLC

424-438 Fifth Avenue Tenant LLC

PxWe Facility & Asset Management Services LLC

901 North Glebe Road Tenant LLC

10585 Santa Monica Boulevard Tenant LLC

I South Dearborn Street Tenant LLC

295 Front Street Tenant LLC

1901 Wazee Street Tenant LLC

12 South 1st Street Tenant LLC

75 Arlington Street Tenant LLC

609 Main street Tenant LLC

1775 Flight Way Tenant LLC

1100 Ludlow Street Tenant LLC

345 West 100 South Tenant LLC

611 North Brand Boulevard Tenant LLC

6 East 32nd Street WW Q LLC

4041 Macarthur Boulevard Tenant LLC

4040 Wilson Boulevard Tenant LLC

999 3rd Avenue Tenant LLC

WeInsure Holdco LLC

WeInsure LLC

44 East 30th Street HQ LLC

600 Grant Street Tenant LLC

1501 NE 11th St Tenant LLC

181 Lytton Avenue Tenant LLC

99 High Street Tenant LLC

100 Bayview Circle Tenant LLC

540 Broadway Q LLC

145 West 28th Street Q LLC

183 Madison Avenue Q LLC

5 Bryant Park Q LLC

315 Madison Avenue Q LLC

655 New York Avenue Northwest Tenant LLC

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200 Berkeley Street Tenant LLC

1150 South Olive Street Tenant LLC

767 3rd Avenue Q LLC

155 Federal Street Q LLC

400 West 6th Street Tenant LLC

6900 North Dallas Parkway Tenant LLC

245 Livingston St Q LLC

485 Massachusetts Avenue Q LLC

One Metropolitan Square Tenant LLC

406 11th Avenue North Tenant LLC

99 Chauncy Street Q LLC

18191 Von Karman Avenue Tenant LLC

1453 3rd Street Promenade Q LLC

850 Massachusetts Avenue Tenant LLC

250 E 200 S Tenant LLC

50 Belvedere Drive Tenant LLC

Project Standby III LLC

4005 Miranda Ave Tenant LLC

5750 Wilshire Boulevard Tenant LLC

333 11th Avenue South Tenant LLC

234 South Brand Boulevard Tenant LLC

4311 11th Avenue Northeast Tenant LLC

WEWORK COMPANIES LLC, as Sole Member

By:	/s/ Jennifer C. Berrent
Name: Jennifer C. Berrent
Title: Chief Operating Officer, Chief Legal Officer and Secretary

[Signature Page to Fifth Supplemental Indenture]